EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                             APPAREL RETAILERS, INC.

       UNDER SECTIONS 228 AND 242 OF THE DELAWARE GENERAL CORPORATION LAW

               The undersigned, being the Secretary and Treasurer of Apparel Retailers, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

               1. The name of the Corporation is Apparel Retailers, Inc.

               2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on June 17, 1993.

               3. The Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article One thereof, relating to the name of the Corporation. Accordingly, Article One thereof shall be amended in its entirety by striking out Article One thereof and by substituting in lieu of said Article the following new Article One:

                                  "ARTICLE ONE

               The name of the corporation is Stage Stores, Inc (the "Corporation")."

               4. The Board of Directors of the Corporation, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions authorizing the foregoing amendment.

               5. The holders of a majority of the Corporation's issued and outstanding common stock approved and adopted the Certificate of Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. Written notice of the adoption of the amendment of the Certificate herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.
                                     * * * *

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               IN WITNESS WHEREOF, the undersigned, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment to Certificate of Incorporation this 7th day of June, 1996.

                                            By: /s/ JERRY IVIE
                                                    Jerry Ivie,
                                                    Secretary and Treasurer

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